Exhibit 99.1

fuel

What if we could plant a seed and grow energy?
We Can and We Are!

May 2008

FUEL FACTS

a publication of First United Ethanol, LLC for its investors

A Message from the Chairman...

As many of you know, ethanol has been the scapegoat for many issues including the high price of food. While we can assure you that ethanol is not the sole culprit in the rising costs of food, we want you to get the facts from industry experts. Our partners, Eco-Energy and Palmetto Grain have very positive outlooks for FUEL and its stockholders. We hope you can use this information to combat all the negative misinformation that is being spread regarding biofuels and distillers grains. We will continue to provide useful information to you regarding these issues in our now monthly newsletter. You are part of a nationwide endeavor to create energy independence for the U.S. through the production of an environmentally safe product. While ethanol is not a new idea, it is an idea whose time has come.

Tommy Dollar, Chairman


FAGEN
FAGEN INC.

Stunt pilot, Greg Powe, flies over the FUEL site on April 23, 2008.

Palmetto Grain

Founded in 1985, Palmetto Grain is one of the premier grain brokerage houses in the Southeast United States. They wil present to FUEL on a daily basis the best corn purchase opportunities available on the market at a particular time. They will also assist in market analysis, rail logistics, local corn production development and the marketing of the dried distillers grains.

Eric Woods has served as Vice President of Palmetto Grain since his graduation from The Citadel in Charleston, South Carolina in 1987. He has played a key role in the development of the company to its present role as an industry leader. Mr. Woods and Palmetto have been instrumental in the South Eastern grain markets on inbound and outbound commodity shipments from both Eastern Class One Railroads.

The amount of DDGS that will be coming out of the Camilla facility when at full production will be 338,000 tons per year. The feed consumption within a 150 mile radius of the Camilla plant is 60,000 tons per week. Currently, Georgia has 2.2 million tons of consumption of soybean meal annually. Protein replacement per unit provides FUEL's DDGS market a tremendous amount of opportunity. Based on these numbers and the achievement of at least a 10% inclusion rate, FUEL is expected to meet the goal of moving the DDGS product from the site within that 150 mile radius.

As of right now we are seeing the inclusion rates into the feed rations as follows:

Beef Cows = 20-25%	Dairy Cows = 6lbs per day per head	Broilers = 5%
Layers = 5%	Hogs = 3%	

We expect ample demand within the Georgia and Florida markets for a Fagen produced DDG product. Palmetto Grain is receiving the same questions everyday in regards to "when is the plant going to be in production and when can I start seeing and applying some DDGS product into my feed rations?"

Obviously, the market is ready for the influx of product. To facilitate FUEL's progress, Palmetto Grain will be providing its logistical expertise and personal relationship to provide a private car fleet and truck transportation to insure the movement of DDGS out of the Camilla facility.

Eric Woods — Palmetto Grain

This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission ("SEC").

Changes in our business strategy, capital improvements or development plans; Construction delays and technical difficulties in constructing the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);

Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and

Competition from alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.


Change in Commodity Prices the Last 3 Years
FCStone
LUMBER
COTTON
CATTLE
HOGS
ETHANOL
CANOLA
SOYBEANS
ALUMINUM
BARLEY
COCOA
NAT GAS
PALM OIL
ORANGE
SUGAR
COFFEE
SOYOIL
ZINC
SOYMEAL
OATS
MILK
WHEAT
RUBBER
RICE
CORN
STEEL
COAL
GASOLINE
HEATING OIL
COPPER
CRUDE OIL
-50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% 250% 275%
Percentage Change in Price Today vs 3 Years Ago

FUEL FACTS *a publication of First United Ethanol, LLC for its investors*

Eco-Energy

May 2008

Eco-Energy is a privately-held firm founded in 1992 to ensure the efficient availability of affordable, renewable energy products. Located in Franklin, TN, Eco-Energy continues to specialize in marketing, logistics, storage, shipping, tracking, and delivery of large volumes of renewable fuel for customers across the United States. Today, Eco-Energy is the largest independent marketer of renewable fuels in the country.

Andy Salee serves as Eco-Energy's Chief Operating Officer. Mr. Sallee has been involved in the chemical/ethanol industry for the last 18 years.

Over the past several months the wave of negativity and rhetoric coming from the media about ethanol is largely inaccurate and false statements have been unsupported with factual data and reliable statistics. It is important to separate fact from fiction and truth from false statements about ethanol and biofuels. Let's set the record straight on ethanol and biofuels and then look at the FUEL ethanol plant in Camilla, Georgia.

1. High corn prices are not the cause of high food prices. The Department of Agriculture has done in-depth studies looking at the correlation between corn and food prices and the correlation is very minimal. Energy – $120/barrel crude oil and $3.60/gallon gasoline - makes it more expensive to produce food. Manufacturing fertilizers, chemical costs, processing, packaging, and transportation costs are all a result of higher energy prices that have driven up prices for dairy products, beef, poultry, and bread.
2. Ethanol has a net positive energy balance. It does **NOT** take more energy to produce ethanol than you get from a gallon of ethanol. It takes 35,000 Btu's of energy to turn corn into ethanol and that ethanol generates 77,000 Btu's of energy. Ethanol has a **POSITIVE** energy balance.
3. Ethanol producers such as FUEL are not subsidized. The refiners and blenders are subsidized through a .51 cent/gallon exemption from the Federal Excise tax on gasoline to blend ethanol.
4. The United States Congress and the President have shown their support of ethanol by passing an aggressive RFS (Renewable Fuel Standard) supporting ethanol. This mandate requires refiners like BP, Shell, Marathon, Exxon, CITGO, and HESS to use more ethanol. Ethanol is not going away and will likely remain a key blending component for refiners for many years to come. **Refiners must use 36 BILLION Gallons of ethanol by 2022!!!**
5. Currently the U.S. produces 8.5 Billion gallons of ethanol. The U.S. also consumes as a nation approximately 150 Billion gallons of gasoline. Currently 6% of all the gasoline in the U.S. contains ethanol and this level is expected to go to 10% by 2012 and up to an estimated 15-20% by 2022 depending upon annual gasoline consumption growth rates. The ethanol industry has a long way to go!

With all of this said, what does it mean for FUEL and the investors in the first ethanol plant in the state of Georgia? The outlook is BRIGHT and here is why.

Currently, the largest area of the country where refiners and blenders are starting to blend ethanol with gasoline is the Southeast United States. North Carolina, South Carolina, Tennessee, Georgia, Alabama, and Florida are all moving at a fierce pace as they start blending ethanol. Virtually all refiners and blenders starting to blend throughout the Southeast should be fully converted to E-1 0 blends by October 1, 2008. The demand for ethanol in the Southeast in total is approximately 2.5 Billion gallons. That is 25 times the size of the Camilla facility. The local truck market demand for ethanol that can be shipped from FUEL in Camilla, Georgia is approximately 150 million gallons. That is 1 1/2 times the size of the ethanol plant. The FUEL plant has a logistical advantage to ship railcars versus all other ethanol plants in the country into the Florida market. The ethanol demand in Tampa, Jacksonville, Orlando, and Ft. Lauderdale is 1.0 Billion gallons annually. That is 10 times the size of the Camilla facility.

With all this said, our industry will always face ups and downs and challenges along the way. This is a fact of life; however the future for ethanol and biofuels has never been better. Yes, we are getting pressure from the media and corn prices have moved up. But, all things are cyclical and we are in a great industry. The Camilla plant is well positioned to be the preferred supplier to refiners in the Southeast U.S. as they continue to demand ethanol long into the future.

Andy Sallee- Eco-Energy

fuel
P.O. Box 386
Camilla, Georgia 31730

229.522.2822
229.522.2824
www.firstunitedethanol.com

You can view this newsletter online at www.firstunitedethanol.com

If you have questions or concerns, you can e-mail us at info@firstunitedethanol.com